Exhibit 5.1- OPINION OF SILICON VALLEY LAW GROUP




                    [Letterhead of Silicon Valley Law Group]


November 22, 2005

Human BioSystems
1127 Harker Avenue
Palo Alto, California  94301

Re:	Form SB-2 Registration Statement

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form SB-2 (File No. 333-128991) originally filed by Human BioSystems, a California corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (such Registration Statement as amended from time to time is referred to herein as the "Registration Statement"). The Registration Statement relates to the registration of an aggregate of 20,000,000 shares of the Company's Common Stock, no par value per share (the "Shares"), which may be offered for sale by the Company. We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and preparation for issuance of the Shares. We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. .

Based upon the foregoing, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and such securities or "blue sky" laws of any jurisdiction as may be applicable), the Shares have been duly authorized, and when issued and delivered by the Company as described in the Registration Statement will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of California and the federal laws of the United States of America.

We hereby consent to all references to us in the Registration Statement and all amendments to the Registration Statements. We further consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

We express no opinion as to any matters not expressly set forth herein. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. The opinions expressed herein may be not quoted in whole or in part or otherwise used or referred to in connection with any other transaction.

                                                Very truly yours,

                                                /s/ Silicon Valley Law Group
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                                                    Silicon Valley Law Group